Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to the Form S-1 Registration Statement of Energy West, Incorporated of our report dated September 27, 2007 relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ HEIN & ASSOCIATES LLP
Denver, Colorado
April 29, 2008